EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2006 relating to the financial statements of West Coast Power LLC, which appears in NRG Energy Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2005.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
July 21, 2006